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                                                                   EXHIBIT 10.13

                             NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT is entered into as of November 30, 2004 among NGAS RESOURCES, INC., a British Colombia corporation (the "Company"), and the NOTE HOLDERS listed in Schedule 1.

      The Company agrees as follows for the ratable benefit of the holders of its 7% Convertible Notes due March 31, 2010.

                                   ARTICLE ONE
                                   DEFINITIONS

      SECTION 1.01 CERTAIN TERMS DEFINED. Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the respective meanings specified in this Section 1.01.

      "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with a specified Person, and "control" when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Note Purchase Agreement as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

      The term "applicant" has the meaning set forth in Section 7.02(a).

      "Board of Directors" means the Board of Directors of the Company, any authorized committee of the Board of Directors or any Person performing similar functions for any successor of the Company lawfully empowered for that purpose.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

      "Capital Stock" means any and all shares of capital stock of a corporation or any and all equivalent ownership interests in a Person other than a corporation.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Stock" means the Common Stock, no par value, of the Company.

      "Company" means NGAS Resources, Inc., a British Colombia corporation, unless a successor replaces it in accordance with the terms of this Agreement, and thereafter the successor.

      The term "conversion rate" has the meaning set forth in Section 4.01(b).

      "Conversion Shares" means the shares of Common Stock or other securities issuable upon conversion of the Notes.

      "Current Market Price" means, on any particular date, the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. For purposes of this determination, the term "Quoted Prices" means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by The Nasdaq Small Cap Market, the OTC Bulletin Board or, if not so reported, then as reported by the National Quotation Bureau Incorporated. In the absence of one or more quotations, the Company shall determine

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the Current Market Price on a basis it considers appropriate. The Company's determination of the Current Market Price shall be conclusive.

      "Event of Default" means any event specified in Section 8.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      "Holder" means any Person who shall at the time be the registered holder of any Note or Notes on the registry books of the Company kept for that purpose in accordance with the provisions of this Agreement.

      "Holder List" has the meaning set forth in Section 7.01(a).

      "Holder Representative" has the meaning set forth in Section 8.02.

      "Note" or "Notes" means any Note or Notes executed and delivered under this Agreement.

      "Note Issuance Date" means, with respect to each Note covered by this Agreement, the date on which such Note was issued hereunder in accordance with
Section 2.01.

      The term "outstanding" when used with reference to Notes means, subject to the provisions of Section 10.04, all Notes executed and delivered by the Company under this Agreement as of any particular time, except: (a) Notes theretofore canceled by the Company or delivered to the Company for cancellation and Notes converted pursuant to Article Five; (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Company or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that the Notes shall have reached their stated maturity or, if the Notes are to be redeemed or purchased prior to the maturity thereof, notice of the redemption or purchase shall have been given as provided in Article Four, or provision shall have been made for giving that notice; and (c) Notes in lieu of or in substitution for which other Notes shall have been executed and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Company is presented that any such Notes are held by bona fide holders in due course.

      "Officers' Certificate" means a certificate signed by the President or any Vice President and by the Chief Financial Officer or Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, provided it includes the statements required under Section 16.05.

      "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company. Each Opinion of Counsel shall include the statements required under Section 16.05.

      "Periodic Reports" has the meaning set forth in Section 7.03.

      "Person" means an individual, any form of business enterprise, including a corporation, limited liability company, partnership or limited partnership, and any other juridical entity or its representative, including a trust, Company, estate, custodian, administrator, personal representative, nominee or any other entity acting on its own behalf or in a representative capacity.

      "Principal" or "principal amount" of a Note means the principal amount of the Note as set forth on the face of the Note.

      The term "record date" has the meaning set forth in Section 2.03(a).

      "Registration Statement" means a registration statement under the Securities Act of 1933 registering the Conversion Shares thereunder for resale for resale by the Holders.

      "Responsible Officer" means, when used with respect to the Company, the chairman of the board of directors, the president, every vice president, every assistant vice president, the treasurer, every trust officer and

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every other officer and assistant officer, in addition to those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

      "Securities Act of 1933" means the United States Securities Act of 1933, as amended.

      "Subsidiary" means any corporation a majority of whose outstanding Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company.

      "Subscription Agreement" means the Subscription Agreement executed by each Holder to evidence the Holder's Note subscription and the Company's undertaking to register for resale under the Securities Act of 1933 all shares of Common Stock issuable upon conversion thereof.

      SECTION 1.02 REFERENCES ARE TO AGREEMENT. Unless the context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Agreement, and the words "herein," "hereof," hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.

                                   ARTICLE TWO
             ISSUE, DESCRIPTION, EXECUTION AND REGISTRATION OF NOTES

      SECTION 2.01 DESIGNATION, AMOUNT, EXECUTION AND DELIVERY OF NOTES. The Notes shall be designated as 7% Convertible Notes due March 31, 2010. Notes for the aggregate principal amount of up to Eight-Million Dollars ($8,000,000), upon the execution of this Agreement or from time to time thereafter, may be executed, issued and delivered as herein provided.

      SECTION 2.02 FORM OF NOTES AND COMPANY'S CERTIFICATE. The Notes shall be substantially in the form set forth in Exhibit A, and may have letters, numbers or other marks of identification or designation and legends or endorsements printed, lithographed or engraved thereon as the officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

      SECTION 2.03 (a) DATE OF NOTES AND DENOMINATIONS. Each Note shall mature on March 31, 2010, shall bear interest from the Note Issuance Date thereof at the rate per annum set forth therein, payable on the last day of each month, commencing on December 31, 2004 or at the end of any subsequent month during which the Note was issued hereunder, and at maturity, and shall be issuable as a registered Note without coupons in a denomination of $1,000 and any integral multiple thereof. The Person in whose name any Note is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payment on that interest payment date notwithstanding the cancellation of the Note upon any registration of transfer, conversion or exchange thereof subsequent to the record date and prior to the interest payment date, unless the Note shall have been called for redemption on a date fixed for redemption subsequent to the record date and prior to the interest payment date, or unless an Event of Default shall have occurred and be continuing as the result of a default in the payment of interest due on the interest payment date on any Note, in which case the defaulted interest shall be paid to the Person in whose name the Note (or any Notes issued upon registration of transfer or exchange thereof) is registered on the record date for the payment of the defaulted interest. The principal of and interest on the Notes shall be payable at the office or agency to be maintained by the Company in accordance with the provisions of Section 6.02; provided, however, that payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the Person entitled thereto as the address appearing on the registry books of the Company. The term "record date" as used in this Section 2.03 with respect to any interest payment date means the close of business on 15th day of the month in which the interest payment date or maturity date occurs, whether or not the record date is a Business Day, and that term, as used in this Section 2.03, with respect to the payment of any defaulted interest means the tenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not a Business Day, but in no case shall that record date be less than ten days after notice thereof shall have been mailed by or on behalf of the Company to all registered Holders of Notes at their respective addresses.

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            (b) Each Note shall be dated the date of its issuance hereunder.
Interest shall accrue on each Note from the most recent date to which interest has been paid thereon or duly provided for or, if no interest has been paid or duly provided for, from the Note Issuance Date thereof.

            (c) Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      SECTION 2.04 EXECUTION OF NOTES. The Notes shall be signed on behalf of the Company, manually or in facsimile, by its President or a Vice President and attested, manually or in facsimile, by the Secretary or an Assistant Secretary of the Company. Only Notes so executed shall be entitled to the benefits of this Agreement or be valid or obligatory for any purpose. The Company's execution and delivery of any Note shall be conclusive evidence that the Note so executed and delivered has been duly executed and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

      SECTION 2.05 (a) EXCHANGE AND TRANSFER OF NOTES. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. The Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with the provisions of
Section 6.02, and the Company shall execute and deliver in exchange therefor the Note or Notes that the Holder making the exchange shall be entitled to receive.

            (b) The Company shall keep, at the office or agency to be maintained by it in accordance with the provisions of Section 6.02, a register or registers in which it shall register Notes and shall register the transfer of Notes as provided in this Article Two. Upon surrender for registration of transfer of any Note at that office or agency, the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount.

            (c) All Notes presented or surrendered for exchange, redemption, purchase or payment shall, if so required by the Company or any Note registrar, be accompanied by a written instrument or instruments, in form satisfactory to the Company or the Note registrar, duly executed by the registered Holder or by his duly authorized attorney and, in every case, each Note presented or surrendered for registration of transfer or for conversion shall be accompanied by the assignment form and conversion notice attached to the Notes, duly executed by the registered Holder or by his duly authorized attorney.

            (d) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            (e) The Company shall not be required to issue, register the transfer of or exchange any Notes for a period of fifteen days next preceding any date for the selection of Notes to be redeemed, except in connection with a conversion pursuant to Article Five. The Company shall not be required to register the transfer of or exchange any Note called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed.

      SECTION 2.06 (a) MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Note shall, and in the case of any destroyed, lost or stolen Note in its discretion may, execute and deliver a new Note bearing a number, letter or other distinguishing symbol not contemporaneously outstanding in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such security or indemnity as it may require to save it harmless and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of the Note and of the ownership thereof. Upon the issue of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

            (b) Every substituted Note issued pursuant to the provisions of this
Section 2.06 in substitution for any destroyed, lost or stolen Note shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this

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Agreement equally and proportionately with any and all other Notes duly issued hereunder.

            (c) All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

      SECTION 2.07 CANCELLATION OF SURRENDERED NOTES. All Notes surrendered for the purpose of payment, redemption, conversion, exchange, substitution or registration of transfer shall, if surrendered to the Company or any paying agent or conversion agent or registrar, be delivered to the Company and the same, together with Notes surrendered to the Company for cancellation, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.

                                  ARTICLE THREE
                               REDEMPTION OF NOTES

      SECTION 3.01 REDEMPTION AT OPTION OF THE COMPANY. The Company may elect to redeem the Notes at any time after the Registration Statement becomes effective under the Securities Act of 1933 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon through the date fixed for redemption. To exercise its election, the Company shall provide the notice specified in Section 3.03, accompanied by an Officers' Certificate and an Opinion of Counsel to the effect that the redemption will comply with the conditions contained herein, at least 60 days before the redemption date. The Company may at any time or from time to time purchase Notes directly from Holders, and any such purchases shall not be considered redemptions for purposes hereof if the action of the seller is volitional and not compelled.

      SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED. If less than all the outstanding Notes are to be redeemed, the Company shall select the Notes to be redeemed pro rata or by lot or other method deemed fair and appropriate by the Board of Directors. The Company shall make the selection not more than 75 days before the redemption date from Notes outstanding not previously called for redemption. The Company may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03 NOTICE OF REDEMPTION. At least 20 days but not more than 60 days before a redemption date, the Company shall cause to be mailed a notice of redemption to each Holder whose Notes are to be redeemed. The notice shall identify the Notes to be redeemed and shall state: (a) the redemption date; (b) the redemption price; (c) the name and address of the paying agent; (d) if less than all the outstanding Notes are to be redeemed, the identification (and in the case of partial redemptions, principal amounts) of the particular Notes to be redeemed as selected in accordance with Section 3.02; (e) that Notes called for redemption may be converted at any time before the close of business on the redemption date, specifying the conversion rate then in effect and the place where Notes may be surrendered for conversion; (f) that Holders who want to convert Notes must satisfy the requirements for conversion set forth in the Notes; (g) that Notes called for redemption must be surrendered to the paying agent to collect the redemption price; (h) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holder is to receive payment of the redemption price upon surrender of the Notes; and (i) if any Note is being redeemed in part, the portion of the principal amount of the Note to be redeemed and that, after the redemption date, upon surrender of the Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

      SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price, unless previously converted. Upon surrender to the paying agent, such Notes shall be redeemed at the redemption price stated in the notice of reception, plus accrued interest to the redemption date.

      SECTION 3.05 DEPOSIT OF REDEMPTION PRICE; DEPOSIT RECEIPT. On or before the redemption date, the Company shall deposit with any third-party paying agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date, and the paying agent shall return to the Company any money not

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required for that purpose. Upon the deposit of a Note to be redeemed in accordance with the provisions therefor in the Notes, the Holder of the Note shall be entitled to receive a non-transferable receipt evidencing the deposit.

      SECTION 3.06 NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR
                               CONVERSION OF NOTES

      SECTION 4.01 CONVERSION PRIVILEGE. (a) A Note may be converted by the Holder into Common Stock at any time prior to the close of business on March 31, 2010. If a Note is called for redemption by the Company, the Holder may convert it at any time before the close of business on the Business Day immediately preceding the redemption date.

            (b) The conversion rate (the "conversion rate") as of the date of this Agreement is 166.6667 shares of Common Stock per each $1,000 principal amount of the Notes. The conversion rate is subject to adjustment as provided in this Article Four.

            (c) A Holder may convert a portion of a Note if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Agreement that apply to a conversion of all of a Note also apply to conversion of a portion of it.

      SECTION 4.02 CONVERSION PROCEDURE. (a) To convert a Note, a Holder must
(i) complete and sign the conversion notice attached to the Note, (ii) surrender the Note to the Company at the office or agency to be maintained by the Company in accordance with the provisions of Section 6.02, (iii) furnish appropriate endorsements and transfer documents if required by the Company and (iv) pay any transfer or similar tax if required. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical after the conversion date, the Company shall cause its transfer agent to deliver a certificate to the Holder for the number of full Conversion Shares issuable upon the conversion of the Note or portion thereof so converted, together with a check for any fractional share of Common Stock resulting from the conversion. The Person in whose name the Conversion Shares are registered shall be treated as a shareholder of record of the Company on and after the conversion date.

            (b) No payment or adjustment will be made for accrued interest on a converted Note. If any Note is converted between a record date for the payment of interest and the next succeeding interest payment date, the Note must be accompanied by funds equal to the interest payable on the interest payment date on the principal amount so converted (unless the Note shall have been called for redemption, in which case no payment shall be required).

            (c) If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

            (d) Upon surrender of a Note that is converted in part, the Company upon Company Order shall issue to the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

      SECTION 4.03 FRACTIONAL SHARES. (a) The Company will not issue a fractional share upon conversion of a Note. Instead, in lieu of any fractional share of Common Stock otherwise issuable, the Company will deliver its check for the current market value of the fractional share of Common Stock, determined by multiplying the Current Market Price of a full share of Common Stock by the fraction and rounding the result to the nearest cent.

            (b) For purposes of this Section 4.03 but not any other provision of this Agreement, the current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last trading day prior to the conversion date. In the absence of a quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

      SECTION 4.04 TAXES ON CONVERSION. If a Holder of a Note converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Conversion Shares, and the Holder shall pay any tax that is due because the Conversion Shares are issued in a name other than the Holder's name.

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      SECTION 4.05 COMPANY TO RESERVE SHARES. The Company shall reserve enough shares of Common Stock to permit the conversion of all the Notes at the applicable conversion rate. All shares of Common Stock that may be issued upon conversion of the Notes shall be fully paid and nonassessable.

      SECTION 4.06 ADJUSTMENT FOR CHANGE IN COMPANY STRUCTURE. (a) If the Company (i) makes a distribution on its Common Stock in shares of Common Stock;
(ii) subdivides its outstanding Common Stock into a greater number of shares of Common Stock; (iii) combines its outstanding Common Stock into a smaller number of shares of Common Stock, (iv) makes a distribution on its Common Stock of equity interests in the Company other than shares of Common Stock (other than rights or warrants referred to in Sections 4.07 and 4.08) or (v) issues by reclassification of its Common Stock any equity interests in the Company, then the conversion privilege and the conversion rate in effect immediately prior to that action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of equity interests in the Company that he would have owned immediately following the action if he had converted the Note immediately prior to the action. The adjustment shall become effective immediately after the record date in the case of a distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            (b) If after an adjustment a Holder of a Note would be entitled upon its conversion to receive equity securities of two or more classes of securities of the Company, the Company shall determine the allocation of the adjusted conversion rate between the classes of securities. After the allocation, the conversion privilege and the conversion rate of each class of security shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article Four.

      SECTION 4.07 ADJUSTMENT FOR RIGHTS ISSUE. If the Company distributes any rights or warrants to all of its shareholders entitling them for a period expiring within 60 days after the record date mentioned below to purchase Common Stock at a price per share less than the Current Market Price on that record date, the conversion rate shall be adjusted in accordance with the following formula:

                  O + N
                 -------
                  N X P
      C' = C  x   -----
                    M

where:

      C' = the adjusted conversion rate

      C  = the current conversion rate

      O  = the number of shares of Common Stock outstanding on the record date

      N  = the number of additional shares of Common Stock offered

      P  = the offering price per additional share of Common Stock

      M = the Current Market Price per share of Common Stock on the record date.

The adjustment shall become effect immediately after the record date for the determination of shareholders entitled to receive the rights or warrants.

      SECTION 4.08 ADJUSTMENT FOR OTHER DISTRIBUTIONS. (a) If the Company distributes to all shareholders any of its assets or debt securities or any rights or warrants to purchase securities or other equity interests of the Company, the conversion rate shall be adjusted in accordance with the following formula:

                    M
      C' = C  x  -------
                  M - F

where:

      C' = the adjusted conversion rate

      C  = the current conversion rate

      M = the Current Market Price per share of Common Stock on the record date.

      F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock, to be determined by the Company

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The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.

            (b) This Section 4.08 does not apply to cash dividends payable on the Common Stock, distributions of equity interests in the Company referred to in Section 4.06 or distributions of rights or warrants referred to in Section 4.07.

      SECTION 4.09 CONSIDERATION RECEIVED. For purposes of any computation respecting consideration received pursuant to Section 4.07, the following shall apply:

            (a) In the case of issuance of Common Stock for cash, the consideration shall be the amount of cash, provided that in no case shall any deduction be made for commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith.

            (b) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a resolution of the Board of Directors that shall be filed with the Company.

            (c) In the case of the issuance of securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of the securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in paragraphs (a) and (b) of this Section).

      SECTION 4.10 WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in a conversion rate need be made unless the adjustment would require an increase or a decrease (to the extent permitted by Section 4.12) of at least 1% in the conversion rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations of the conversion rates under this Article Four shall be made to the fourth decimal place.

      SECTION 4.11 WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Section 4.06, 4.07 or 4.08 if all Note Holders are entitled to participate in the transaction on the basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which shareholders participate in the transaction. To the extent the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

      SECTION 4.12 NOTICE OF ADJUSTMENT. Whenever a conversion rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment, accompanied by an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

      SECTION 4.13 VOLUNTARY INCREASE. The Company from time to time may, in its sole discretion, increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is increased, the Company shall mail to Holders a notice of the increase at least fifteen days before the date the increased conversion rate takes effect. The notice shall state the increased conversion rate and the period it will be in effect. An increase of the conversion rate does not change or adjust the conversion rate otherwise in effect for purposes of calculating the adjustments required by Section 4.06,
4.07 or 4.08.

      SECTION 4.14 NOTICE OF CERTAIN TRANSACTIONS. If: the Company takes any action that would (a) require an adjustment in the conversion rate pursuant to
Section 4.06, 4.07 or 4.08, (b) require a supplement to this Agreement pursuant to Section 4.15 or (c) result in its dissolution, the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, termination or dissolution. The Company shall mail the notice at least fifteen days before that date. Failure to mail the notice or any defect in it shall not affect the

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validity of the transaction.

      SECTION 4.15 REORGANIZATION OF THE COMPANY. (a) If the Company is a party to a transaction subject to Section 13.01 or a merger that reclassifies or changes its outstanding shares of Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplement to this Agreement. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the surviving or transferee corporation, that issuer shall join in the supplement to this Agreement.

            (b) The supplement to this Agreement shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets that the Holder would have owned immediately after the consolidation, merger or transfer if the Holder had converted the Note immediately before the effective date of the transaction. The supplement shall also provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Four. The successor company shall mail to Holders a notice briefly describing the supplement.

            (c) If this Section 4.15 applies, then Section 4.06 shall not apply.

      SECTION 4.16 COMPANY DETERMINATION FINAL. Any determination that the Company must make pursuant to Section 4.03, 4.06, 4.07, 4.08, 4.09 or 4.11 shall be conclusive.

                                  ARTICLE FIVE
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Holders as follows:

      SECTION 5.01 ORGANIZATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the province of British Columbia, Canada and has all requisite corporate power and authority to conduct its business as presently conducted.

      SECTION 5.02 AUTHORIZATION. As of September 30, 2004, there were there were 15,009,940 shares of Common Stock validly issued and outstanding, all of which have been fully paid and are non-assessable. There were no shares of the Company's preferred stock, no par value, issued or outstanding as of that date. The Company has duly authorized the issuance and sale of the Notes and the issuance of the Conversion Shares upon conversion thereof.

      SECTION 5.03 DUE EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery and performance of this Agreement, the Subscription Agreements and the Notes (a) have been duly authorized by all requisite action by the Company and
(b) will not violate any law or the charter documents of the Company or any indenture, mortgage, agreement, contract or other material instrument to which it is a party or by which it or any of its properties or assets is bound, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contact or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company. Upon execution and delivery, this Agreement, the Subscription Agreements and the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

      SECTION 5.04 SALE AND DELIVERY OF NOTES. The offer, sale and delivery of the Notes to the Holders in accordance with this Agreement and the Subscription Agreements have been duly authorized by Company. The Notes, as and when issued and delivered to the Holders pursuant to this Agreement and the Subscription Agreements, and upon payment by the Holders of the purchase price therefor, will be validly issued and outstanding. Upon conversion of the Notes, the underlying Conversion Shares will be validly issued and outstanding, fully paid and nonassessable.

                                   ARTICLE SIX
                            COVENANTS OF THE COMPANY

      The Company covenants as follows:

      SECTION 6.01 PAYMENTS ON THE NOTES. The Company will duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the time and place due and payable and in the manner provided in the Notes and this Agreement.

      SECTION 6.02 OFFICE OR AGENCY FOR TRANSFER, EXCHANGE, CONVERSION AND PAYMENT OF NOTES. So long as any of the Notes shall remain outstanding, the Company will maintain an office or agency at its principal corporate offices where the Notes may be surrendered for exchange or registration of transfer as provided in this Agreement, where notices and demands to or upon the Company in respect to the Notes or of this Agreement may be served, where the Notes may be presented or surrendered for redemption or purchase and where the Notes may be presented for conversion. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind those designations; provided, however, that no designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency at its principal corporate offices for those purposes. The Company will give to the Holders prompt notice of any change in the location of such office or agency.

      SECTION 6.03 PAYING AGENT. (a) If the Company appoints a paying agent, it will cause the paying agent to execute and deliver to the Company an instrument in which the agent shall agree with the Company that, subject to the provisions of this Section 6.03, (i) it will hold all sums held by it as agent for the payment of the principal of or interest on the Notes whether those sums have been paid to it by the Company in trust for the benefit of the Holders or (ii) it will give the Holders notice of any failure by the Company to make any payment of the principal of or interest on the Notes when the same shall be due and payable.

            (b) If the Company shall not act as its own paying agent, it will, prior to each due date of the principal of or interest on any Notes, deposit with the paying agent a sum sufficient to pay the principal or interest so becoming due, to be held in trust for the benefit of the Holders entitled thereto.

            (c) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders entitled thereto, a sum sufficient to pay the principal or interest so becoming due and will promptly so notify the Company.

            (d) Anything in this Section 6.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of its obligations under this Agreement and the Notes, or for any other reason, pay or cause to be paid to a paying agent appointed in accordance with this Section 6.03 all sums held in trust by it, or as required by this
Section 6.03, such sums to be held by the paying agent upon the terms herein contained.

      SECTION 6.04 LIMITATIONS ON PAYING AGENT. Anything in Section 6.03 to the contrary notwithstanding, the agreement by a paying agent to hold sums in trust as provided in Section 6.03 is subject to the provisions of Sections 14.03 and 14.04.

      SECTION 6.05 MAINTENANCE OF EXISTENCE. So long as any of the Notes shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Agreement) do or cause to be done all things necessary to preserve and keep in full force and effect its existence and franchises.

      SECTION 6.06 FURTHER ASSURANCE. From time to time whenever reasonably demanded by the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Agreement or to secure the rights and remedies hereunder of the Holders.

      SECTION 6.07 OFFICERS' CERTIFICATE OF DEFAULT. The Company will, so long as any of the Notes are outstanding:

            (a) deliver to the Holders, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Agreement, an Officers' Certificate specifying the default or defaults; and

            (b) deliver to the Holders within five days after becoming aware of the occurrence thereof written notice of any acceleration which, with the giving of notice and the lapse of time, would be an Event of Default within the meaning of Section 8.01(a).

      SECTION 6.08 USURY LAWS. The Company, to the extent it may lawfully do so, will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against any Holder of the Notes.

      SECTION 6.09 MAINTENANCE OF RECORDS. The Company shall keep true books and records and accounts in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

      SECTION 6.10 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become Liens upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

      SECTION 6.11 DISSOLUTION. So long as any of the Notes remain outstanding, the Company shall not (a) sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets otherwise than substantially as an entirety or (b) distribute all or substantially all of the proceeds of such sale, lease, conveyance, transfer or other disposition of its remaining assets to its shareholders.

      SECTION 6.12 DISPOSITION OF ASSETS. Neither the Company nor any Subsidiary shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose of its assets or properties otherwise than in the ordinary course of business unless the transaction is, in its judgment, desirable in the conduct of its business and if the discontinuance or disposal is not disadvantageous in any material respect to the Holders.

                                  ARTICLE SEVEN
                    HOLDERS' LISTS AND REPORTS BY THE COMPANY

      SECTION 7.01 COMPANY TO FURNISH INFORMATION ON NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to any paying agent appointed under Section 6.03 and any Holder Representative appointed under
Section 8.02, not more than ten days after each record date for the payment of interest, a list of the names and addresses of the Holders as of the record date (a "Holder List") and (b) at such other times as the paying agent or Holder Representative may request in writing, within 30 days after the receipt by the Company of any such request, a Holder List as of a date not more than 15 days prior to the time the Holder List is furnished.

      SECTION 7.02 DISCLOSURE OF LISTS. (a) If three or more Holders (for purposes of this Section 7.02, "applicants") apply in writing to the Company for a Holder List and the application includes reasonable proof that each applicant has owned a Note for a period of at least six months preceding the date of the application, a certification that they desire to communicate with other Holders regarding their rights under this Agreement or under the Notes and a copy of the form of proxy or other communication that the applicants propose to transmit, then the Company shall, within 5 Business Days after the receipt of the application, at its election either (i) provide the applicants with a Holder List as of a date not more than 15 days prior to the date of the application or
(ii) disclose to the applicants (A) the approximate number of Holders whose names and addresses appear on that Holder List and (B) the approximate cost of mailing to the Holders the form of proxy or other communication, if any, specified in the application.

            (b) If the Company elects not to afford the applicants access to the Holder List, it shall, upon the written request of the applicants, mail to each Holder whose name and address appears therein a copy of the form of proxy or other communication specified in the applicants' request, with reasonable promptness after a tender to the Company of the material to be mailed and of payment of the reasonable expenses of mailing, unless within five days after the tender, the Company shall mail to the applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Company, the mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. The written statement shall specify the basis of that opinion.

            (c) Each Holder, by receiving and holding a Note, agrees that neither the Company nor any paying agent, Note registrar or Holder Representative shall be held accountable by reason of the disclosure of a Holder List in accordance with the provisions of this Section 7.02 and that the Company shall not be held accountable by reason of mailing any material pursuant to a request made under subsection (b) of this Section 7.02, nor shall any such disclosure be deemed a violation of existing law or any law hereafter enacted that does not specifically refer to section 312 of the Trust Agreement Act of 1939.

      SECTION 7.03 PERIODIC REPORTS BY THE COMPANY. Within 30 days after the Company is required to file a periodic report with the Commission pursuant to section 13 or section 15(d) of the Exchange Act (each, a "Periodic Report"), the Company will deliver a copy of the Periodic Report to each Holder.

                                  ARTICLE EIGHT
                          REMEDIES ON EVENT OF DEFAULT

      SECTION 8.01 EVENTS OF DEFAULT DEFINED. (a) In case one or more of the following Events of Default shall have occurred and be continuing:

               (i) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               (ii) default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon redemption by the Company pursuant to Article Three, by declaration or otherwise; or

               (iii) failure on the part of the Company to observe or perform in any material respect any other of its covenants or agreements contained in the Notes or in this Agreement for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Company by the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding; or

               (iv) a default not being contested by the Company in good faith under any mortgage, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether the indebtedness now exists or shall hereafter be created, which default shall have resulted in the indebtedness, in an aggregate principal amount exceeding $1,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without (A) the indebtedness having been discharged, (B) the acceleration having been rescinded or annulled or (C) there having been deposited in trust a sum of money sufficient to discharge in full the indebtedness, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Holders of at least a majority in aggregate principal amount of the Notes, a written notice specifying the default and requiring the Company to cause the indebtedness to be discharged, to cause there to be deposited in trust a sum sufficient to discharge in full the indebtedness or to cause the acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

               (v) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestration (or similar official) of the Company or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

               (vi) the Company shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration (or similar official) of the Company or for all or any substantial part of its property, or shall have made an assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due or shall have taken any corporate action in furtherance of any of the foregoing;

then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company, may declare the principal and accrued interest to the date of declaration of all the Notes to be due and payable immediately. Upon any such declaration, the same shall become and shall be immediately due and payable, anything contained in this Agreement or in the Notes to the contrary notwithstanding; provided, however, that if, at any time after the principal and accrued interest to the date of declaration of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with a paying agent a sum sufficient to pay all matured installments of interest upon all the Notes and the principal and accrued interest to the date of declaration on all Notes that shall have become due otherwise than by declaration, other than the nonpayment of principal to the date of declaration and accrued interest on Notes that shall have become due by declaration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

            (b) In case the Holders shall have proceeded to enforce any right under this Agreement and the proceedings shall have been discontinued or abandoned because of a rescission or annulment or for any other reason or shall have been determined adversely to the Holders, then and in every such case the Company and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Holders shall continue as though no proceedings had been taken.

      SECTION 8.02 APPOINTMENT OF HOLDER REPRESENTATIVE. At any time after an Event of Default has occurred and is continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a Holder Representative to exercise the rights of the Holders under this Agreement and the Notes on behalf of all the Holders. Each Holder, by receiving and holding a Note, agrees that any Holder Representative duly appointed under this Section
8.02 shall be authorized to exercise those rights on their behalf in accordance with the provisions of this Agreement.

      SECTION 8.03 PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR. (a) In case the Company shall fail forthwith to pay the Holders all amounts due and payable to them following any Event of Default specified in clauses (i) or (ii) of Section 8.01(a) upon demand, the Holder Representative, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute the action or proceeding to judgment or final decree, enforce any judgment or final decree against the Company upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law.

            (b) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under any applicable bankruptcy, insolvency or similar law or in case a receiver or trustee shall have been appointed for the property of the Company, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether any demand shall have been made pursuant to the provisions of this Section 8.03, the Holder Representative shall be entitled and empowered, by intervention in the proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid on the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holder Representative on behalf of all Holders (including any claim for the reasonable compensation, expenses and disbursements of the Holder Representative, its agents, attorneys and counsel) and of the Holders allowed in any judicial proceeding relative to the Company, to collect and receive any moneys or other securities or property payable or deliverable upon the conversion of the Notes or upon any such claims and to distribute the same after the deduction of its reasonable charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Holder Representative on behalf of the Holders and, in the event that the Company shall consent to the making of such payments directly to the Holders, to pay to the Holder Representative any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of the distribution.

            (c) All rights of action and of asserting claims under this Agreement or the Notes may be enforced by the Holder Representative without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Company shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of Holder Representative, its agents and attorneys, shall be for the ratable benefit of the Holders.

      SECTION 8.04 APPLICATION OF MONEYS COLLECTED. Any moneys collected by the Holder Representative pursuant to Section 8.03 shall be applied in the following order at the date or dates fixed by the Holder Representative for the distribution of those moneys, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Holder Representative pursuant to Section 9.06;

            SECOND: In case no principal of the outstanding Notes shall have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent collected by the Holder Representative) at the rate of interest borne by the Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

            THIRD: In case any principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and installments of interest (so far as permitted by law and to the extent collected by the Holder Representative), at the rate of interest borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of one over another, ratably to the aggregate of such principal and accrued and unpaid interest; and

            FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

      SECTION 8.05 LIMITATION ON SUITS BY HOLDERS OF NOTES. No Holder shall have any right by virtue of or under any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under this Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the Holder previously shall have given to the Company written notice of default and of the continuance thereof, as herein provided, and unless the Holders of not less than a majority in principal amount of the Notes at the time outstanding shall have made written request upon the Holder Representative to institute the action, suit or proceeding in its own name as Holder Representative hereunder and shall have offered to the Holder Representative any reasonable indemnity it may require against the costs, expenses and liabilities to be incurred therein or thereby, and for sixty days after its receipt of the notice, request and offer of indemnity, the Holder Representative shall have neglected or refused to institute the action, suit or proceeding and no direction inconsistent with the written request shall have been given to the Holder Representative pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by Holders and the Holder Representative, that no one or more Holders shall have any right in any manner whatever by virtue of or under any provision of this Agreement to affect, disturb or prejudice the rights of any other Holder, to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders.

      SECTION 8.06 PROCEEDINGS BY HOLDER REPRESENTATIVE; REMEDIES. Following an Event of Default hereunder, the Holder Representative may in its discretion proceed to protect and enforce the rights vested in it under this Agreement by appropriate judicial proceedings as the Holder Representative shall deem most effectual to protect and enforce any of those rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Holder Representative by the Holders pursuant to this Agreement or by law. All powers and remedies given by this Article Eight to the Holder Representative or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Holder Representative or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Agreement, and no delay or omission of the Holder Representative or of any Holder to exercise any right or power accruing upon any default hereunder shall impair any such right or power, or shall be construed to be a waiver of any default or an acquiescence therein.

      SECTION 8.07 RIGHTS OF HOLDERS TO DIRECT HOLDER REPRESENTATIVE AND TO WAIVE DEFAULTS. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding or, if a record date is set in accordance with
Section 10.05, as of record date, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Holder Representative, or exercising any trust or power conferred on the Holder Representative; provided, however, that subject to the provisions of Section 9.01, the Holder Representative shall have the right to decline to follow any such direction if the Holder Representative being advised by counsel shall determine that the action so directed may be not lawfully taken, or if the Holder Representative in good faith shall determine that the proceedings so directed would be illegal or involve it in personal liability or be unjustly prejudicial to the Holders not joining therein, and provided further that nothing in this Agreement shall impair the right of the Holder Representative in its discretion to take any action deemed proper by the Holder Representative and not inconsistent with the direction by the Holders. Prior to the declaration of the maturity of the Notes as provided in Section 8.01, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past default hereunder and its consequences, except a default in the payment of principal of or interest on any of the Notes, a default under Article Five or a default in respect of a covenant or provision hereof that under Article Twelve cannot be modified or amended without the consent of the Holder of each outstanding Note. In the case of any such waiver the Company, the Holder Representative and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE NINE
                      CONCERNING THE HOLDER REPRESENTATIVE

      SECTION 9.01 DUTIES AND RESPONSIBILITIES OF HOLDER REPRESENTATIVE. (a) The Holder Representative shall be entitled to perform only the duties specifically set forth in this Agreement and to exercise only the rights and powers vested in accordance herewith. By accepting its appointment, the Holder Representative shall be deemed to undertake to use the same degree of care and skill in the exercise of those rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) No provision of this Agreement shall be construed to relieve the Holder Representative from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that
(i) the Holder Representative shall not be liable for any error of judgment made in good faith unless it shall be proved that the Holder Representative was negligent in ascertaining the pertinent facts; and (ii) the Holder Representative shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy hereunder or exercising any trust or power conferred upon the Holder Representative hereunder.

      SECTION 9.02 RIGHTS OF HOLDER REPRESENTATIVE. Subject to the provisions of
Section 10.01:

            (a) the Holder Representative may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) the Holder Representative may consult with counsel, and the advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with that advice or Opinion of Counsel;

            (c) the Holder Representative shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders unless the Holders shall have offered to the Holder Representative reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

            (d) the Holder Representative shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) the Holder Representative shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding;

            (f) the Holder Representative may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Holder Representative shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (g) whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Holder Representative shall be subject to the provisions of this Section 9.02.

      SECTION 9.03 MONEYS RECEIVED BY HOLDER REPRESENTATIVE TO BE HELD IN TRUST WITHOUT INTEREST. Subject to the provisions of Section 14.04, all moneys received by the Holder Representative, until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Holder Representative shall be under no liability for interest on any moneys received by it hereunder except as it may agree with the Company or the Holders to pay thereon.

      SECTION 9.04 EXPENSES OF HOLDER REPRESENTATIVE. The Company will reimburse the Holder Representative upon its request for all reasonable expenses, disbursements and advances incurred or made by the Holder Representative in connection with the exercise of its rights and the performance of its duties hereunder, including the reasonable compensation and the expenses and disbursements of its counsel); provided that the Company shall not be obligated to reimburse any expense, disbursement or advance arising from the negligence or bad faith of the Holder Representative. The Company also covenants to indemnify the Holder Representative and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Holder Representative or its agents in accordance with the provisions of this Agreement.

                                   ARTICLE TEN
                             CONCERNING THE HOLDERS

      SECTION 10.01 EVIDENCE OF ACTION BY HOLDERS. Whenever in this Agreement it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that the Holders of the specified percentage, determined as of the time the action was taken or, if a record date was set with respect thereto pursuant to Section 10.05, as of the record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article Eleven or (c) by a combination of such instruments and any such record of a meeting of Holders.

      SECTION 10.02 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF NOTES.
(a) Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient for any purpose of this Agreement and (subject to Section 9.02) conclusive in favor of the Company, its agents and the Holder Representative if made in the manner provided in this Section 10.02.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of the execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing the instrument or writing acknowledged to him the execution thereof. Where the execution is by a signer acting in a capacity other than his individual capacity, the certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The ownership of Notes shall be proved by the register of the Notes, or by a certificate of the registrar thereof.

            (d) The Company may accept other proof or require additional proof of any matter referred to in this Section 10.02 as it shall deem reasonable.

            (e) The record of any Holders' meeting shall be proved in the manner provided in Section 11.06.

      SECTION 10.03 WHO MAY BE DEEMED OWNERS OF NOTES. Prior to due presentation for registration of transfer or of conversion, the Company, any paying agent, any conversion agent, any Note registrar and any other agent of the Company or the Holder Representative may deem and treat the Person in whose name any Note shall be registered upon the books of the Company as the absolute owner of the Note (whether or not the Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purposes of receiving payment of the principal of and interest on the Note, for purposes of conversion and for all other purposes. Neither the Company, any paying agent, any conversion agent nor any Note registrar or other agent of the Company or the Holder Representative shall be affected by any notice to the contrary. All payments so made to, or upon the order of, any such Holder, and all such conversions shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon the Note.

      SECTION 10.04 NOTES OWNED BY COMPANY OR CONTROLLING PERSONS. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any demand, direction, request, notice, consent, waiver or other action under this Agreement, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of the determination, provided that for the purposes of determining whether the Company shall be protected in relying on a demand, direction, request, notice, consent or waiver, only Notes that the Company knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Company the pledgee's right to vote the Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to that right, any decision by the Company taken upon the advice of counsel shall be full protection to the Company.

      SECTION 10.05 RECORD DATE FOR ACTION BY HOLDERS. Whenever in this Agreement it is provided that Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of Holders called pursuant to Article Eleven, the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, may fix a record date for determining Holders entitled to notice of and to take the action. In case the Company or the Holders of Notes in the foregoing amount shall desire to request Holders to take an action and shall request the Company to fix a record date with respect thereto by written notice setting forth in reasonable detail the action to be requested, the Company shall promptly (but in any event within five days of receipt of the request) fix a record date which shall be a Business Day not less than 15 nor more than 20 days after the date on which the Company receives the request. If the Company shall fail to fix a record date as herein provided, then the Holder Representative or the Holders of Notes in the foregoing amount may fix the same by mailing notice thereof (the record date so fixed to be a Business Day not less than 15 nor more than 20 days after the date on which the written notice shall be given) to the Company. If a record date is fixed according to this

Section 10.05, only Persons shown as Holders on the registry books of the Company at the close of business on the record date so fixed shall be entitled to take the requested action, and the taking of the action by the Holders on the record date of the required percentage of the aggregate principal amount of the Notes shall be binding on all Holders, provided that the taking of the requested action by the Holders on the record date of the percentage in aggregate principal amount of the Notes specified in this Agreement in connection with the action shall have been evidenced to the Company, as provided in Section 10.01, not later than 180 days after the record date.

      SECTION 10.06 INSTRUMENTS EXECUTED BY HOLDERS BIND FUTURE HOLDERS. At any time prior to (but not after) the evidencing to the Company, as provided in
Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Agreement in connection with the action, any Holder of a Note shown by the evidence to be included in the Notes the Holders of which have consented to the action may, by filing written notice with the Company at its principal office and upon proof of holding as provided in Section 10.02, revoke the action so far as it concerns that Note. Except as aforesaid, any such action taken by the Holder and any direction, demand, request, waiver, consent, vote or other action of the Holder that by any provisions of this Agreement is required or permitted to be given shall be conclusive and binding upon the Holder and upon all future Holders and owners of the Note, and of any Note issued in lieu thereof, irrespective of whether any notation in regard thereto is made upon the Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Agreement in connection with the action shall be conclusively binding upon the Holders of all the Notes.

                                 ARTICLE ELEVEN
                                HOLDERS' MEETINGS

      SECTION 11.01 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. Meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Eleven (a) to give any notice to the Company or to the Holder Representative, (b) to appoint a Holder Representative, (c) to give any directions to the Holder Representative, (d) to consent to the waiving of any default hereunder and its consequences or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Eight, (e) to consent to the execution of a supplement to this Agreement pursuant to the provisions of Section 12.02 or (f) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provisions of this Agreement or under applicable law.

      SECTION 11.02 MANNER OF CALLING MEETINGS; RECORD DATE. The Company may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at a time and place as the Company shall determine. Notice of every meeting of the Holders, setting forth the time and the place of the meeting and in general terms the action proposed to be taken at the meeting shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting to Holders at their addresses as they appear on the registry books of the Company. For the purpose of determining Holders entitled to notice of any meeting of Holders, the Company shall fix in advance a date as the record date for the determination, such date to be a Business Day not more than ten days prior to the date of the mailing of the notice as herein provided. Only Persons in whose name any Note shall be registered upon the registry books of the Company at the close of business on a record date fixed by the Company as aforesaid, or by the Company or the Holders as provided in Section 11.03, shall be entitled to notice of the meeting of Holders with respect to which the record date was so fixed.

      SECTION 11.03 CALL OF MEETING BY HOLDER REPRESENTATIVE OR HOLDERS. In case at any time the Holder Representative or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Company to call a meeting of Holders to take any action authorized in
Section 11.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have mailed notice of the meeting within 20 days after receipt of the request, then the Holder Representative or the Holders of Notes in the foregoing amount may fix the record date with respect to, and determine the time and the place, in the City of Lexington, Kentucky, for the meeting and may call the meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in
Section 11.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Company and shall be a Business Day not less than 15 nor more than 20 days after the date on which the notice is sent to the Company.

      SECTION 11.04 WHO MAY ATTEND AND VOTE AT MEETINGS. Only Persons entitled to receive notice of a meeting of Holders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at the meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at the meeting and their counsel and any representatives of the Company and its counsel and any representatives of the Holder Representative and its counsel. When a determination of Holders entitled to vote at any meeting of Holders has been made as provided in this Section 11.04, the determination shall apply to any adjournment thereof.

      SECTION 11.05 REGULATIONS. (a) Notwithstanding any other provisions of this Agreement, the Company may make reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, as well as other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by those regulations, the holding of Notes shall be proved in the manner specified in Section 10.02.

            (b) The Company shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Holder Representative or by Holders as provided in Section 11.03, in which case the Holder Representative or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

            (c) Subject to the provisions of Section 10.04, at any meeting each Holder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 11.02 or 11.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

            (d) At any meeting of Holders, the presence of Persons who held, or who are acting as proxy for Persons who held, an aggregate principal amount of Notes on the record date for the meeting sufficient to take action on the business for the transaction of which the meeting was called shall constitute a quorum, but if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of the Notes represented at the meeting may adjourn the meeting with the same effect, for all intents and purposes, as though a quorum had been present.

      SECTION 11.06 MANNER OF VOTING AT MEETINGS AND RECORD TO BE KEPT. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on each of which shall be subscribed the signature of the Holder or proxy casting the ballot, the principal amount and, if practicable, the identifying number or numbers of the Notes held or represented in respect of which the ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of a meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to the record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that the notice was mailed as provided in Section 11.02. The record shall show the aggregate principal amount and, if practicable, the identifying numbers of the Notes voting in favor of or against any resolution. Each counterpart of the record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the counterparts shall be delivered to the Company and the other to the Holder Representative to be preserved by the Holder Representative. Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated, and shall be the record referred to in clause (b) of Section 10.01.

      SECTION 11.07 EXERCISE OF RIGHTS OF HOLDER REPRESENTATIVE AND HOLDERS NOT TO BE HINDERED OR DELAYED. Nothing in this Article Eleven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make the call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Holder Representative or to the Holders under any of the provisions of this Agreement or of the Notes.

                                 ARTICLE TWELVE
                                   SUPPLEMENTS

      SECTION 12.01 SUPPLEMENTS TO THIS AGREEMENT MAY BE ENTERED INTO WITHOUT CONSENT OF HOLDERS. The Company, when authorized by a resolution of the Board of Directors, may from time to time and at any time enter into a supplement to this Agreement to evidence the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company hereunder or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplement that may be defective or inconsistent with any other provision contained herein or in any supplement, or to make any other provisions in regard to matters or questions arising under this Agreement or any supplement to this Agreement as shall not adversely affect the interests of the Holders of the Notes. Any supplement to this Agreement authorized by the provisions of this Section 12.01 may be executed by the Company without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 12.02.

      SECTION 12.02 MODIFICATION OF AGREEMENT WITH CONSENT OF HOLDERS. With the consent (evidenced as provided in Section 10.01) of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding or, if a record date is set with respect to the consent in accordance with
Section 10.05, as of the record date, the Company, when authorized by a resolution of the Board of Directors may from time to time and at any time enter into a supplement to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplement hereto modifying in any manner the rights of the Holders; provided, however, that without the consent of the Holder of each outstanding Note, no such supplement shall (a) change the stated maturity of any Note, reduce the rate or change the time or place of payment of interest thereon or reduce the principal amount thereof or the amount payable thereon in the event of acceleration or the amount in bankruptcy, or (b) reduce the aforesaid percentage of aggregate principal amount of Notes, the consent of the Holders of which is required for a supplement to this Agreement, or (c) make any change that adversely affects the right to convert, or the conversion rate for, any Note. It shall not be necessary for the consent of the Holders under this
Section 12.02 to approve the particular form of any proposed supplement, but it shall be sufficient if the consent shall approve the substance thereof. Promptly after the execution and delivery by the Company of any supplement to this Agreement pursuant to the provisions of this Section 12.02, the Company shall mail a notice to the Holders, setting forth in general terms the substance of the supplement. Any failure of the Company to mail the notice, or any defect therein, shall not in any way impair or affect the validity of the supplement.

      SECTION 12.03 EFFECT OF SUPPLEMENTS TO AGREEMENT. Upon the execution and delivery of any supplement to this Agreement pursuant to the provisions of this Article Twelve, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Agreement of the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to those modifications and amendments, and all the terms and conditions of the supplement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

                                ARTICLE THIRTEEN
                         CONSOLIDATION, MERGER AND SALE

      SECTION 13.01 COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees that any such consolidation, merger, sale or conveyance shall be upon the conditions that (a) immediately after the consolidation, merger, sale or conveyance the entity (whether an Company or another entity) formed by or surviving the consolidation or merger, or to which the sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Agreement to be kept or performed by the Company, (b) the entity (if other than the Company) formed by or surviving the consolidation or merger, or to which the sale or conveyance shall have been made, shall be an entity organized under the laws of the United

States of America or any State thereof and (c) the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Company shall be expressly assumed by supplement to this Agreement complying with the requirements of Article Twelve, satisfactory in form to the Company, executed and delivered to the Company by the entity formed by the consolidation, or into which the Company shall have merged, or by the entity which shall have acquired such property. If at any time there is a consolidation or merger or sale or conveyance of property to which the covenant of this Section 13.01 is applicable, then the successor corporation will promptly deliver to the Company
(i) an Officers' Certificate stating that as of the time immediately after the effective date of the transaction the covenants of the Company contained in this
Section 13.01 have been complied with and the successor entity is not in default under the provisions of the Agreement, and (ii) an Opinion of Counsel stating that in its opinion those covenants have been complied with and that any instrument or instruments executed in the performance thereof covenants comply with the requirements thereof.

      SECTION 13.02 SUCCESSOR ENTITY TO BE SUBSTITUTED. In case of any consolidation or merger of the Company or the sale or conveyance of its assets contemplated by Section 13.01 and upon the assumption by the successor entity, in the manner herein provided, of the due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, the successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the issuer of the Notes.

      SECTION 13.03 OPINION OF COUNSEL. Subject to the provisions of Sections
9.01 and 9.02, the Company shall be entitled to receive and shall be fully protected in relying on an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale or conveyance, and any assumption, complies with the provisions of this Article Thirteen.

                                ARTICLE FOURTEEN
            SATISFACTION AND DISCHARGE OF AGREEMENT; UNCLAIMED MONEYS

      SECTION 14.01 SATISFACTION AND DISCHARGE OF AGREEMENT. If all the Notes not theretofore canceled or delivered to the Company for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year and the Company shall deposit with a paying agent, in trust, funds sufficient to pay at maturity or upon redemption all of such Notes not theretofore canceled or delivered to the Company for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Agreement shall cease to be of further effect.

      SECTION 14.02 APPLICATION OF FUNDS DEPOSITED FOR PAYMENT OF NOTES. All moneys deposited pursuant to Section 14.01 shall be held in trust and applied to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Notes, for the payment or redemption of which such moneys have been deposited, of all sums due and to become due thereon for principal and interest, except that any moneys so deposited that relate to Notes being converted into Common Stock after the deposit shall be promptly returned to the Company.

      SECTION 14.03 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Agreement, all moneys then held by any paying agent under the provisions of this Agreement shall, upon demand of the Company, be paid to the Company, and thereupon the paying agent shall be released from all further liability with respect thereto.

      SECTION 14.04 REPAYMENT OF MONEYS HELD BY HOLDER REPRESENTATIVE. A Holder Representative holding funds deposited with it under the provisions of this Agreement shall promptly pay to the Company upon written request any excess money or securities held by it at any time. Any moneys deposited with the Holder Representative or any paying agent for the payment of the principal of or interest on any Notes and not applied but remaining unclaimed by the Holders for four years after the date upon which the payment shall have become due, shall be repaid to the Company by the Holder Representative or by the paying agent on demand, and thereupon the Holder Representative or paying agent shall be released from all further liability with respect thereto. The Holder of any of the Notes entitled to receive the payment shall thereafter look only to the Company for the payment thereof; provided, however, that the Holder Representative or paying agent, before being required to make repayment, may, at the expense of the Company, mail to the Holders at their last known address or cause to be published once in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Lexington, Kentucky, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of the mailing or publication, any unclaimed balance then remaining will be paid to the Company.

                                 ARTICLE FIFTEEN
                                    IMMUNITY

      No recourse under or upon any obligation, covenant or agreement of this Agreement or any Agreement supplemental hereto or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, officer or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, shareholders, officers or directors, as such, of the Company or of any successor entity, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issue of the Notes.

                                 ARTICLE SIXTEEN
                            MISCELLANEOUS PROVISIONS

      SECTION 16.01 SUCCESSORS AND ASSIGNS OF COMPANY BOUND BY AGREEMENT. All the covenants, stipulations, promises and agreements in this Agreement contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

      SECTION 16.02 ACTS OF BOARD, COMMITTEE OR OFFICER OF SUCCESSOR CORPORATION VALID. Any act or proceeding authorized or required to be done or performed by any board, committee or officer of the Company under any provision of this Agreement shall and may be done and performed with like force and effect by the like board, committee or officer of any entity that shall at the time be the lawful sole successor of the Company.

      SECTION 16.03 REQUIRED NOTICES OR DEMANDS MAY BE SERVED BY MAIL; WAIVER.
(a) Any notice or demand that by any provisions of this Agreement is required or permitted to be given or served by the Company or by the Holders to or on the Company may be given or served by being deposited, postage prepaid, by first class mail in a post office letter box addressed (until another address is filed by the Company with the Company for that purpose), as follows: Daugherty Resources, Inc., 120 Prosperous Place, Suite 201, Lexington, KY 40509,
Attention: President.

            (b) Any notice or communication to a Holder or Holder Representative shall be mailed by first-class mail to his or its address shown on the Company's registry. Failure to mail a notice or communication to a Holder or Holder Representative or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner so provided within the time prescribed, it is duly given, whether or not the addressee receives it.

            (c) Where this Agreement provides for notice in any manner, the notice may be waived in writing by the Person entitled to receive the notice, either before or after the event or action relating thereto, and the waiver shall be equivalent of the notice. Waivers of notice by Holders shall be filed with the Company, but the filing shall not be a condition precedent to the validity of any action taken in reliance upon the waiver.

      SECTION 16.04 GOVERNING LAW. This Agreement and each Note shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of that State without regard to the conflicts of laws provisions thereof.

      SECTION 16.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. (a) Upon any request or application by a Holder Representative to the Company to take any action under any of the provisions of this Agreement, the Company shall furnish to the Holder Representative an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in its opinion all such conditions precedent have been complied with, except that in the case of any application or demand such document is specifically required by any provision of this Agreement relating to the particular application or demand, no additional certificate or opinion need be furnished.

            (b) Each certificate or opinion provided for in this Agreement and delivered to a Holder Representative with respect to compliance with a condition or covenant provided for in this Agreement shall include (i) a statement that the Person making the certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate or opinion are based, (iii) a statement that, in the opinion of that Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether the covenant or condition has been complied with and (iv) a statement whether or not, in the opinion of that Person, the condition or covenant has been complied with.

            (c) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless the officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which its certificate, statements or opinion may be based are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            (d) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless the officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement of opinion may be based are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Company shall contain a statement that the firm is independent.

      SECTION 16.06 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of payment of principal of or interest on the Notes or the date fixed for redemption or purchase of any Note shall not be a Business Day, then payment of principal, interest or redemption price need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for payment or redemption, and no interest shall accrue for the period after the original date fixed for payment or redemption.

      SECTION 16.07 PROVISIONS OF THE AGREEMENT AND NOTES FOR THE SOLE BENEFIT OF THE PARTIES AND HOLDERS. Nothing in this Agreement or in the Notes, expressed or implied, shall give or be construed to give any Person, firm or corporation, other than the parties hereto and the Holders, including any Holder Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders.

      SECTION 16.08 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or of the Notes, but this Agreement and the Notes shall be construed as if the invalid or illegal or unenforceable provision had never been contained herein or therein.

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

      SECTION 16.09 AGREEMENT MAY BE EXECUTED IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but the counterparts shall together constitute but one and the same instrument.

      SECTION 16.10 ARTICLE AND SECTION HEADINGS. The Article and Section references herein are for convenience of reference only and shall not affect the construction hereof.

      IN WITNESS WHEREOF, NGAS RESOURCES, INC. has caused this Agreement to be signed by its President and Chief Executive Officer and attested by one of its Vice Presidents; and the Holders have authorized the Company to sign and acknowledge this Agreement on their behalf as attorney-in-fact pursuant to their Subscription Agreements as of the day and year first written above.

                                     NGAS RESOURCES, INC.

                                     By: /s/ William S. Daugherty
                                         --------------------------------------
                                         William S. Daugherty,
                                         President and Chief Executive Officer
Attest:

/s/ William G. Barr III
-------------------------
William G. Barr III,
Vice President

                                     HOLDERS:

                                     BY: NGAS RESOURCES, INC.,
                                         As Attorney-in-Fact for the Holders
                                         listed on Schedule 1

                                     By: /s/ William S. Daugherty
                                         --------------------------------------
                                         William S. Daugherty,
                                         President and Chief Executive Officer
Attest:

/s/ William G. Barr III
-------------------------
William G. Barr III,
Vice President

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